Exhibit 23.2


                         Schumacher & Associates, Inc.
                          Certified Public Accountants
                        2525 Fifteenth Street, Suite 3H
                                Denver, CO 80211


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement of Sea 2 Sky Corporation on Form SB-2/A, of our report dated November 14, 2006, relating to the financial statements of Sea 2 Sky Corporation for the period ended August 31, 2006, and to the use of our name and the statements with respect to us, as appearing in the prospectus.



/s/ Schumacher & Associates, Inc.
-----------------------------------
Schumacher & Associates, Inc.
Denver, Colorado

January 15, 2007